Exhibit 99.1

Sow Good Reports Strong Second Quarter 2024 Results

- Q2 Revenue Increased 37% Sequentially to $15.6 Million, Driving Net Income of $3.3 Million or $0.29 per Diluted Share -

IRVING, TEXAS, August 14, 2024 – Sow Good Inc. (Nasdaq: SOWG) (“Sow Good” or “the Company”), a trailblazer in the freeze-dried dried candy and treat industry, is reporting financial and operating results for the second quarter ended June 30, 2024.

“The momentum in our business continued to accelerate in the second quarter,” said Claudia Goldfarb, CEO of Sow Good. “Q2 revenue grew sequentially by an impressive 37%, driving net income to a remarkable $3.3 million or $0.29 per share. Adjusted EBITDA was also up substantially to $6.2 million compared to $(2.1) million in Q2 last year. This exceptional performance is a testament to our innovative and disruptive products, coupled with our enhanced production capacity and strong retail launches. "

“We reached several critical milestones in Q2 that are setting the stage for our long-term success as a public company. Highlights include our Nasdaq listing, an underwritten public offering that generated $12.8 million in proceeds net of underwriting costs, and our addition of a state-of-the-art 324,000 square foot production and distribution facility, poised to significantly boost our production capabilities once fully operational."

"Despite a slower start to the third quarter due to seasonal factors and a deliberate pause in shipping to protect product quality during extreme heat, we are poised to drive extraordinary growth through three bold strategic objectives. First, we are aggressively expanding our in-house production capacity, ensuring that we not only meet but exceed the strong demand for our products. Second, we are fortifying and diversifying our distribution partnerships, positioning ourselves to seamlessly navigate any market fluctuations while amplifying our market reach. Third, we are revolutionizing the candy category with groundbreaking treats that continue to redefine consumer expectations.

"At the heart of this strategy is our unwavering commitment to owning and controlling our product manufacturing—from sourcing the finest raw materials through the freeze-drying process. To propel these ambitions, we launched a pivotal initiative in the second quarter to bring chew candy production in-house. This strategic move sets us apart from competitors who rely on external, overseas suppliers and costly branded candies. By producing our own candies, optimized specifically for freeze-drying, we are eliminating supply chain vulnerabilities and crafting a product that is unparalleled in quality and innovation. This initiative is a game-changing advantage that will widen our competitive moat and solidify our leadership in the industry.

"Given the stellar results we’ve already achieved and the vast opportunities that lie ahead, we are more confident than ever that 2024 will continue to be a transformative year for creating significant shareholder value. We are not just aiming for growth; we are engineering a future where we dominate the market and redefine industry standards."

Second Quarter 2024 Highlights vs. Same Year-Ago Quarter

•

Revenue in the second quarter of 2024 increased significantly to $15.6 million compared to $1.3 million for the same period in 2023 and increased 37% compared to the first quarter of 2024. The increase was driven by the Company’s pivot to selling freeze dried candy in the prior year period, as well as the growing market for freeze dried candy. The increase also reflects the benefits of the Company’s expanded production capacity.

Exhibit 99.1

•

Gross profit in the second quarter of 2024 increased significantly to $9.0 million compared to $(1.6) million for the same period in 2023. Gross margin was 57.6% in the second quarter of 2024, up considerably from 40.6% in the first quarter of 2024. The sequential margin expansion was driven by strong revenue growth but also raw material cost improvements, favorable product mix and price optimization.

•

Operating expenses in the second quarter of 2024 were $4.1 million compared to $0.9 million for the same period in 2023. The increase was primarily driven by higher compensation and professional services expenses as Sow Good scaled its business and invested in system and process improvements as well as executed on its Nasdaq listing and underwritten public offering.

•

Net income in the second quarter of 2024 increased substantially to $3.3 million, or $0.29 per diluted share, compared to a net loss of $(3.3) million, or $(0.68) per diluted share, for the same period in 2023. The improvement reflects the higher level of gross profit generated during the quarter.

•

Adjusted EBITDA (a non-GAAP financial measure defined and reconciled herein) in the second quarter of 2024 improved to $6.2 million compared to $(2.1) million for the same period in 2023. For a reconciliation of Adjusted EBITDA to the nearest comparable GAAP metric, net income, please see the tables below.

•

Cash and cash equivalents were $14.4 million at June 30, 2024, compared to $2.4 million at December 31, 2023. The Company received proceeds of $12.8 million, net of underwriting costs from an underwritten public offering of common stock in May of 2024.

Conference Call

Sow Good will conduct a conference call tomorrow at 10:00 A.M. Eastern time to discuss its results for the second quarter ended June 30, 2024.

Date: Thursday, August 15, 2024

Time: 10:00 a.m. Eastern time

Registration Link: https://register.vevent.com/register/BI872fa16af1de41499069a97407c5405c

To access the call by phone, please register via the registration link above and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at Sowginc.com.

About Sow Good Inc.

Sow Good Inc. is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze-drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectionaries subcategory that we call freeze dried candy. Sow Good is dedicated to building a company that creates good experiences for our customers and growth for our investors and employees through our core pillars: (i) innovation; (ii) scalability; (iii) manufacturing excellence; (iv) meaningful employment opportunities; and (v) food quality standards.

Exhibit 99.1

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Specifically, we make use of the non-GAAP financial measure “Adjusted EBITDA.” Adjusted EBITDA has been presented in this press release as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before depreciation, interest expense, net and income tax benefit, adjusted to eliminate loss on early extinguishment of debt and stock-based compensation. The most directly comparable GAAP measure is net income (loss). Adjusted EBITDA is not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Because not all companies use identical calculations, the presentations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We present this non-GAAP measure because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. Some of these limitations are:

●	Adjusted EBITDA excludes stock-based compensation expense as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

●	Adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

●	Adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt which affects the cash available to us;

●	Adjusted EBITDA does not reflect the monies earned from our investments since it does not reflect our core operations;

●	Adjusted EBITDA does not reflect change in fair value of financial instruments since it does not reflect our core operations and is a non-cash expense;

●	Adjusted EBITDA does not reflect income tax expense that affects cash available to us; and

Exhibit 99.1

●

the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements contained in this press release include, but are not limited to statements about: (a) our ability to compete successfully in the highly competitive industry in which we operate; (b) our ability to maintain and enhance our brand; (c) our ability to successfully implement our growth strategies related to launching new products; (d) the effectiveness and efficiency of our marketing programs; (e) our ability to manage current operations and to manage future growth effectively; (f) our future operating performance; (g) our ability to attract new customers or retain existing customers; (h) our ability to protect and maintain our intellectual property; (i) the government regulations to which we are subject; (j) our ability to maintain adequate liquidity to meet our financial obligations; (k) failure to obtain sufficient sales and distributions for our freeze dried product offerings; (l) the potential for supply chain disruption and delay; (m) the potential for transportation, labor, and raw material cost increases or disruptions (including as a result of seasonal factors); and (n) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 and our most recent Quarterly Reports on Form 10-Q. All information provided in this release is as of the date hereof and we undertakes no duty to update this information except as required by law.

Sow Good Investor Inquiries:

Cody Slach

Gateway Group, Inc.

1-949-574-3860

SOWG@gateway-grp.com

Sow Good Media Inquiries:

Sow Good, Inc.

1-214-623-6055

pr@sowginc.com

Exhibit 99.1

SOW GOOD INC.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$14,373,035	$2,410,037
Accounts receivable, net	6,197,037	2,578,259
Inventory	10,319,489	4,123,246
Prepaid inventory	1,150,132	563,131
Prepaid expenses	170,081	563,164
Total current assets	32,209,774	10,237,837

Property and equipment:
Construction in progress	1,886,721	1,522,465
Property and equipment	8,151,216	6,287,422
Less accumulated depreciation	(1,334,386)	(967,602)
Total property and equipment, net	8,703,551	6,842,285

Security deposit	1,357,956	346,616
Right-of-use asset	17,918,843	4,061,820
Total assets	$60,190,124	$21,488,558

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,781,925	$853,535
Accrued interest	330,894	860,693
Accrued expenses	1,378,807	648,947
Income tax payable - current	257,918	-
Current portion of operating lease liabilities	1,701,079	550,941
Current maturities of notes payable, related parties, net of $47,053 and $431,854 of debt discounts at June 30, 2024 and December 31, 2023, respectively	632,084	2,543,146
Current maturities of notes payable, net of $38,558 and $86,062 of debt discounts as of June 30, 2024 and December 31, 2023, respectively	200,692	313,938
Total current liabilities	6,283,399	5,771,200

Operating lease liabilities	16,783,997	3,671,729
Notes payable, related parties, net of $542,918 and $1,448,858 of debt discounts as of June 30, 2024 and December 31, 2023, respectively	1,957,082	4,171,142
Notes payable, net of $0 and $135,962 of debt discounts as of June 30, 2024 and December 31, 2023, respectively	150,000	594,038

Total liabilities	25,174,478	14,208,109

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 10,245,388 and 6,029,371 shares issued and outstanding as of June 30, 2024 and December 31, 2023	10,245	6,029
Additional paid-in capital	89,899,666	66,014,415
Accumulated deficit	(54,894,265)	(58,739,995)
Total stockholders' equity	35,015,646	7,280,449

Total liabilities and stockholders' equity	$60,190,124	$21,488,558

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues	$15,648,046	$1,315,346	$27,054,369	$1,514,277
Cost of goods sold	6,640,917	2,896,259	13,417,798	2,980,262
Gross profit	9,007,129	(1,580,913)	13,636,571	(1,465,985)

Operating expenses:
General and administrative expenses:
Salaries and benefits	2,123,572	319,608	4,474,130	831,197
Professional services	594,278	63,330	1,062,104	109,535
Other general and administrative expenses	1,399,244	500,381	2,271,507	884,491
Total general and administrative expenses	4,117,094	883,319	7,807,741	1,825,223
Depreciation and amortization	4,939	9,159	14,477	85,377
Total operating expenses	4,122,033	892,478	7,822,218	1,910,600

Net operating income (loss)	4,885,096	(2,473,391)	5,814,353	(3,376,585)

Other income (expense):
Interest income	4,130	-	4,130	-
Interest expense	(599,664)	(847,509)	(1,018,333)	(1,345,845)
Loss on early extinguishment of debt	(696,502)	-	(696,502)	-
Total other income (expense)	(1,292,036)	(847,509)	(1,710,705)	(1,345,845)

Income (loss) before income tax	3,593,060	(3,320,900)	4,103,648	(4,722,430)
Provision for income tax	(257,918)	-	(257,918)	-
Net income (loss)	$3,335,142	$(3,320,900)	$3,845,730	$(4,722,430)

Weighted average common shares outstanding - basic	9,624,999	4,854,208	7,845,382	4,850,815
Net income (loss) per common share - basic	$0.35	$(0.68)	$0.49	$(0.97)

Weighted average common shares outstanding - diluted	11,385,708	4,854,208	9,408,247	4,850,815
Net income (loss) per common share - diluted	$0.29	$(0.68)	$0.41	$(0.97)

Exhibit 99.1

SOW GOOD INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	For the Three Months Ended June 30, 2024
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, March 31, 2024	6,575,562	6,576	71,123,634	(58,229,407)	12,900,803
Common stock issued in public offering, net of offering costs	1,380,000	1,380	11,973,596	–	11,974,976
Common stock issued in private placement offering		-	-	–	-
Common stock issued to directors for services	617	1	9,476	-	9,477
Proceeds from exercise of stock options and warrants	2,289,209	2,288	5,670,680	–	5,672,968
Common stock options granted to directors and advisors for services	–	–	28,962	–	28,962
Common stock options granted to officers and employees for services	–	–	1,093,318	–	1,093,318
Net income for the three months ended June 30, 2024	–	–	–	3,335,142	3,335,142
Balance, June 30, 2024	10,245,388	$10,245	$89,899,666	$(54,894,265)	$35,015,646

	For the Three Months Ended June 30, 2023
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, March 31, 2023	4,847,384	$4,847	$59,484,859	$(57,081,092)	$2,408,614
Common stock issued to directors for services	20,699	21	125,208	–	125,229
Common stock options granted to directors and advisors for services	–	–	28,975	–	28,975
Common stock options granted to officers and employees for services	–	–	102,866	–	102,866
Common stock warrants granted to related party note holders pursuant to debt financing	–	–	1,075,904	–	1,075,904
Common stock warrants granted to note holders pursuant to debt financing	–	–	374,153	–	374,153
Net loss for the three months ended June 30, 2023	–	–	–	(3,320,900)	(3,320,900)
Balance, June 30, 2023	4,868,083	$4,868	$61,191,965	$(60,401,992)	$794,841

	For the Six Months Ended June 30, 2024
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2023	6,029,371	$6,029	$66,014,415	$(58,739,995)	$7,280,449
Common stock issued in public offering, net of offering costs	1,380,000	1,380	11,973,596	–	11,974,976
Common stock issued in private placement offering	515,597	516	3,737,484	–	3,738,000
Common stock issued to directors for services	31,211	32	295,616	–	295,648
Proceeds from exercise of stock options and warrants	2,289,209	2,288	5,670,680	–	5,672,968
Common stock options granted to directors and advisors for services	–	–	57,608	–	57,608
Common stock options granted to officers and employees for services	–	–	2,150,267	–	2,150,267
Net income for the six months ended June 30, 2024	–	–	–	3,845,730	3,845,730
Balance, June 30, 2024	10,245,388	$10,245	$89,899,666	$(54,894,265)	$35,015,646

	For the Six Months Ended June 30, 2023
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2022	4,847,384	$4,847	$58,485,602	$(55,679,562)	$2,810,887
Common stock issued to directors for services	20,699	21	125,208	–	125,229
Common stock options granted to directors and advisors for services	–	–	57,633	–	57,633
Common stock options granted to officers and employees for services	–	–	201,044	–	201,044
Common stock warrants granted to related party note holders pursuant to debt financing	–	–	1,948,325	–	1,948,325
Common stock warrants granted to note holders pursuant to debt financing	–	–	374,153	–	374,153
Net loss for the three months ended June 30, 2023	–	–	–	(4,722,430)	(4,722,430)
Balance, June 30, 2023	4,868,083	$4,868	$61,191,965	$(60,401,992)	$794,841

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$3,845,730	$(4,722,430)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Bad debts expense	20,760	185,485
Depreciation and amortization	366,784	155,416
Non-cash amortization of right-of-use asset and liability	405,383	9,556
Common stock issued to directors for services	295,648	125,229
Amortization of stock options	2,207,875	258,677
Amortization of stock warrants issued as a debt discount	777,704	1,054,822
Loss on early extinguishment of debt	696,502	-
Decrease (increase) in current assets:
Accounts receivable	(3,639,538)	(721,135)
Prepaid expenses	393,083	17,849
Inventory	(6,783,244)	1,053,910
Security deposits	(1,011,340)	(34,765)
Increase (decrease) in current liabilities:
Accounts payable	928,390	(76,257)
Income tax payable	257,918	-
Accrued interest	(431,049)	265,338
Accrued expenses	729,860	7,045
Net cash provided by (used in) operating activities	(939,534)	(2,421,260)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,863,794)	(362,180)
Cash paid for construction in progress	(364,256)	-
Net cash used in investing activities	(2,228,050)	(362,180)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock offerings, net of offering costs of $859,024	15,712,976	-
Proceeds from the exercise of warrants and options	373,855	-
Proceeds received from notes payable, related parties	-	2,400,000
Proceeds received from notes payable	-	400,000
Repayments of borrowings	(956,249)	-
Net cash provided by financing activities	15,130,582	2,800,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	11,962,998	16,560
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,410,037	276,464
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$14,373,035	$293,024

SUPPLEMENTAL INFORMATION:
Interest paid	$770,428	$25,685
Interest received	$4,130	-
Income taxes paid	-	-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash exercise of warrants	$5,299,113	-
Repayment of interest	$(98,750)	-
Repayments of borrowings	$(5,200,363)	-
Reclassification of construction in progress to property and equipment	$1,651,305	-
Value of debt discounts attributable to warrants	-	$2,322,478

Exhibit 99.1

SOW GOOD INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net income (loss)	$3,335,142	$(3,320,900)	$3,845,730	$(4,722,430)
Depreciation and amortization	199,789	79,198	366,784	155,416
Interest expense, net	595,534	847,509	1,014,203	1,345,845
Provision for income tax	257,918	-	257,918	-
EBITDA	4,388,383	(2,394,193)	5,484,635	(3,221,169)
Share-based payments	1,131,757	257,070	2,503,523	383,906
Loss on early extinguishment of debt	696,502	-	696,502	-
Adjusted EBITDA	$6,216,642	$(2,137,123)	$8,684,660	$(2,837,263)